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                                  [LETTERHEAD]




                                September 29, 1997


Diversified Corporate Resources, Inc.
North Central Plaza III
12801 North Central Expressway, Suite 350
Dallas, Texas  75243

   Re: Offering of Common Stock of Diversified Corporate Resources, Inc. on Form S-1 (the "Offering")

Gentlemen:

     On July 22, 1997, Diversified Corporate Resources, Inc. a Texas corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement (Registration No. 333-31825) on Form S-1, as amended by Amendment No. 1 to the Registration Statement on Form S-1 filed on September 2, 1997 and Amendment No. 2 filed on September 30, 1997 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement relates to the offer and sale by the Company and certain selling shareholders identified therein (the "Selling Shareholders") of an aggregate of 1,140,000 shares of the Company's common stock, par value $.10 per share (the "Common Stock"), plus an additional 123,885 shares of Common Stock subject to the exercise of an over-allotment option to be granted by the Company (collectively, the "Shares"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement, as amended.

     In connection therewith, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Articles of Incorporation and the Bylaws of the Company, as amended, (ii) copies of resolutions of the Board of Directors of the Company authorizing the offering of the Shares, the preparation and filing of the Registration Statement and related matters,
(iii) the Registration Statement and all amendments and exhibits thereto, and
(iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to

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Diversified Corporate Resources, Inc.
September 29, 1997
Page 1

various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based upon the foregoing examination, we are of the opinion that the Shares to be sold by the Company and the Selling Shareholders in the Offering, as described in the Registration Statement, as amended, have been duly and validly authorized for issuance and the Shares, when sold and delivered by the Company and the Selling Shareholders in the manner and for the consideration stated in the Prospectus constituting a part of the Registration Statement, as amended, and in accordance with the Underwriting Agreement described in the Registration Statement, as amended, will be validly issued, fully paid and nonassessable.

     We advise you that we are licensed to practice law only in the State of Texas, and we are not experts with respect to the laws of any other jurisdictions other than the laws of the State of Texas and the federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                       Respectfully submitted,

                                       JENKENS & GILCHRIST,
                                       a Professional Corporation


                                       By:
                                          -------------------------------
                                          Mark D. Wigder
                                          Authorized Signatory